                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.      )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                               NETZERO, INC.
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)
----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 16, 2000

                             ---------------------

TO OUR STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of NetZero, Inc. will be held on Thursday, November 16, 2000, at 10:00 a.m. Pacific time at the Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California 90067, for the following purposes:

    - to elect one director to serve on our Board of Directors for a three-year term ending in the year 2003 or until his successor is duly elected and qualified;

    - to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending June 30, 2001; and

    - to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Please refer to the attached proxy statement, which forms a part of this notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the annual meeting.

    Only stockholders of record at the close of business on September 21, 2000 are entitled to notice of and to vote at the annual meeting. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the meeting and at our executive offices, located at 2555 Townsgate Road, Westlake Village, California 91361.

    All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the enclosed envelope. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the annual meeting. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted.

                                          Sincerely,

                                          /s/ MARK R. GOLDSTON

                                          Mark R. Goldston
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Westlake Village, California
October 25, 2000

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                     [LOGO]

                                 NETZERO, INC.
                              2555 TOWNSGATE ROAD
                       WESTLAKE VILLAGE, CALIFORNIA 91361

                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 16, 2000

                             ---------------------

GENERAL

    This proxy statement is furnished to our stockholders in connection with the solicitation of proxies for use at our annual meeting of stockholders to be held on Thursday, November 16, 2000, at 10:00 a.m. Pacific time at the Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California 90067, for the purposes of:

    - electing one director to serve on our Board of Directors for a three-year term ending in the year 2003 or until his successor is duly elected and qualified;

    - ratifying the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending June 30, 2001; and

    - transacting such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    These proxy solicitation materials were mailed on or about November 1, 2000 to all stockholders entitled to vote at the annual meeting.

VOTING; QUORUM

    Our outstanding common stock constitutes the only class of securities entitled to vote at the meeting. Common stockholders of record at the close of business on September 21, 2000 are entitled to notice of and to vote at the meeting. On that date, 124,883,548 shares of our common stock were issued and outstanding. Each share of common stock is entitled to one vote. The presence at the meeting, in person or by proxy, of a majority of the shares of the common stock issued and outstanding on September 21, 2000 will constitute a quorum.

    All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining whether or not there is a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved. In the election of directors, the nominee receiving the highest number of affirmative votes shall be elected. Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the outstanding shares of common stock represented at the meeting and entitled to vote.

VOTING PROCEDURE

    Stockholders of record may vote by completing and returning the enclosed proxy card prior to the meeting, voting in person at the meeting or submitting a signed proxy card at the meeting.

    UNLESS THERE ARE DIFFERENT INSTRUCTIONS ON THE PROXY, ALL SHARES REPRESENTED BY VALID PROXIES (AND NOT REVOKED BEFORE THEY ARE VOTED) WILL BE VOTED AT THE MEETING FOR THE ELECTION OF THE DIRECTOR NOMINEE LISTED IN PROPOSAL 1 (UNLESS THE AUTHORITY TO VOTE FOR THE ELECTION OF SUCH DIRECTOR IS WITHHELD) AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANTS AS DESCRIBED IN PROPOSAL 2. With respect to any other business that may properly come before the meeting and be submitted to a vote of stockholders, proxies will be voted in accordance with the best judgment of the designated proxy holders.

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

    You may revoke your proxy at any time before it is actually voted at the meeting by:

    - delivering written notice of revocation to our corporate Secretary at 2555 Townsgate Road, Westlake Village, California 91361;

    - submitting a later dated proxy; or

    - attending the meeting and voting in person.

    Your attendance at the meeting will not, by itself, constitute a revocation of your proxy. You may also be represented by another person present at the meeting by executing a form of proxy designating that person to act on your behalf. Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial stockholder but your shares are held of record by another person such as a stock brokerage firm or bank, that person must vote the shares as the record holder. Accordingly, a beneficial holder must provide voting instructions to the appropriate record holder.

SOLICITATION

    This solicitation is made on behalf of our Board of Directors and we will pay the costs of solicitation. Our directors, officers and employees may also solicit proxies by telephone, fax or personal interview; however, we do not presently intend to solicit proxies other than by mail. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to our stockholders.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors proposals to be considered for submission to the stockholders at the annual meeting in 2001. Your proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our corporate Secretary at NetZero, Inc., 2555 Townsgate Road, Westlake Village, California 91361, and must be received no later than July 6, 2001. Your notice must include:

    - a brief description of the business you desire to bring before the meeting and the reasons for conducting such business at the meeting;

    - your name and address as they appear on our books and the name and address of the beneficial owner, if any, on whose behalf the proposal is made;

    - the class and number of shares of the corporation you, and the beneficial owner, if any, on whose behalf the proposal is made, own beneficially and of record; and

    - any material interest you, and the beneficial owner, if any, on whose behalf the proposal is made, may have in such business.

    The chairman of the meeting may refuse to acknowledge the introduction of your proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our Amended and Restated Bylaws. Our Amended and Restated Bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. In addition, the proxies solicited by the Board of Directors for the 2001 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting unless our corporate Secretary receives notice of such proposal prior to September 16, 2001.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                      PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

    Our Board of Directors is divided into three classes with staggered, three-year terms. The director elected at this annual meeting will hold office for a three-year term, expiring at the 2003 annual meeting or until his successor is duly elected and qualified. Each returned proxy cannot be voted for a greater number of persons than the nominee named below. Unless individual stockholders specify otherwise, each returned proxy will be voted for the election of the nominee listed below. If, however, the nominee named below is unable to serve or declines to serve at the time of the annual meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. The nominee for election has agreed to serve if elected, and we have no reason to believe that he will be unavailable to serve.

    The class whose term expires at this annual meeting contains two directors, Messrs. Bohnett and Koontz, who are not standing for re-election. As we are nominating only one director for the class whose term ends in 2003, we will have one vacancy on the Board of Directors. At this time, we do not intend to fill that vacancy.

NOMINEE FOR THE TERM ENDING ON THE 2003 ANNUAL MEETING OF STOCKHOLDERS

    The following table sets forth information with respect to the person nominated for election at the meeting.

NAME                                                      AGE
----                                                    --------
Robert Berglass.......................................     62

------------------------

    ROBERT BERGLASS currently is the Chairman, Chief Executive Officer and President of Schwarzkopf & DEP, Inc. (formerly DEP Corporation), a division of Henkel KGAA, and has held those positions since DEP Corporation was acquired by Henkel KGAA in 1998. From 1969 to 1998, Mr. Berglass was the Chairman, Chief Executive Officer and President of DEP Corporation. Prior to the acquisition by Henkel KGAA, the company successfully completed a reorganization in less than seven months under Chapter 11 of the Federal Bankruptcy Code in 1996. Before joining DEP Corporation, Mr. Berglass held various positions at Faberge, Inc., including Corporate Executive Vice President. Mr. Berglass has more than 40 years of consumer marketing experience.

    Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominee LISTED ABOVE.

CONTINUING DIRECTORS FOR TERMS ENDING ON THE OTHER ANNUAL MEETINGS OF
STOCKHOLDERS

    In addition, our other five directors whose terms will expire upon the annual meeting of the year indicated below are as follows:

                                                  DIRECTOR     TERM
NAME                                     AGE       SINCE     EXPIRES                   POSITIONS
----                                   --------   --------   --------                  ---------
Mark R. Goldston.....................     45        1999       2002     Chairman, Chief Executive Officer and
                                                                        Director

Ronald T. Burr.......................     35        1997       2001     President and Director

James T. Armstrong(1)(2).............     34        1998       2002     Director

Jennifer S. Fonstad(1)...............     44        1999       2001     Director

Bill Gross(3)........................     42        1998       2002     Director

------------------------

(1) Member of the audit committee.

(2) Member of the compensation committee.

(3) Mr. Gross resigned his position on the compensation committee in February 2000.

    MARK R. GOLDSTON has been our Chairman and Chief Executive Officer and a director since March 1999. Prior to joining NetZero, Mr. Goldston served as Chairman and Chief Executive Officer of The Goldston Group, a strategic advisory firm, from December 1997 to March 1999. From April 1996 to December 1997, he served as President, Chief Executive Officer and a director of Einstein/Noah Bagel Corp. after founding and serving his initial term with The Goldston Group from June 1994 to April 1996. Mr. Goldston also served as President and Chief Operating Officer of L.A. Gear from September 1991 to June 1994 and as a principal of Odyssey Partners, L.P., a private equity firm, from September 1989 to September 1991. Mr. Goldston received his B.S.B.A. in Marketing and Finance from Ohio State University and his M.B.A. (M.M.) from the J.L. Kellogg School at Northwestern University.

    RONALD T. BURR is a co-founder of NetZero and has been our President and a director since July 1997, and was our Chief Technology Officer from March 1999 to October 2000. Mr. Burr was also our Chief Executive Officer from July 1997 to March 1999. From 1991 to 1998, Mr. Burr was President of Impact Software, a software consulting firm which he co-founded. From 1989 to 1991, Mr. Burr held a senior position as a consulting technical team leader on a development project jointly produced by IBM and Security Pacific Automation Company. From 1983 to 1989, Mr. Burr held various management positions, including vice president of software development with Vault Corporation, an Allen & Co. venture funded software start-up company.

    JAMES T. ARMSTRONG has been a director since September 1998. Mr. Armstrong has been a Managing Director with idealab! Capital Partners since August 1998. From May 1995 to August 1998, Mr. Armstrong was a senior associate with Austin Ventures. From September 1989 to March 1992, Mr. Armstrong was a senior auditor with Ernst & Young. Mr. Armstrong serves on the board of directors for several private companies. Mr. Armstrong received his B.A. in Economics from the University of California at Los Angeles and his M.B.A. with honors from the University of Texas.

    JENNIFER S. FONSTAD has been a director since January 1999. Ms. Fonstad is partner with Draper Fisher Jurvetson. Ms. Fonstad also serves on the board of directors for several private companies. From January 1997 to May 1997, she worked with SensAble Technologies. She held management positions with the Planning Technologies Group, now part of the Nextera Group, from January 1995 to May 1996 and a start-up company based in Central Europe from September 1991 to May 1993. Ms. Fonstad began her career as an Associate Consultant with Bain & Company. Ms. Fonstad received her B.S. CUM LAUDE in Economics from Georgetown University and her M.B.A. with distinction from Harvard.

    BILL GROSS has been a director since September 1998. Since March 1996,
Mr. Gross has served as Chairman of the Board, Chief Executive Officer and President of Bill Gross' idealab!, an incubator and venture capital firm which he founded that specializes in Internet companies. He also has served as a Managing Director of idealab! Capital Management I, LLC, a venture capital firm, since March 1998. From June 1991 to January 1997, he served as Chairman of Knowledge Adventure, Inc., an educational software developer of multimedia CD-ROMs for children, which was founded by Mr. Gross. From February 1986 to March 1991, he was a developer at Lotus Development Corporation. Mr. Gross serves on the board of directors of Ticketmaster Online-CitySearch, Inc. and GoTo.com, Inc. and also serves on the board of directors of several private companies. Mr. Gross received his B.S. in Mechanical Engineering from the California Institute of Technology.

BOARD COMMITTEES AND MEETINGS

    Our Board of Directors held 10 meetings during the fiscal year ended
June 30, 2000. Our Board of Directors has an audit committee and a compensation committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and
(ii) the total number of meetings held by all committees of the Board of Directors on which such director served during the 2000 fiscal year. Our Board of Directors also consulted informally with management from time to time and acted by written consent without a meeting during the 2000 fiscal year.

    - AUDIT COMMITTEE. The audit committee currently consists of three directors, Messrs. Armstrong and Bohnett and Ms. Fonstad. The audit committee has responsibility for reviewing and making recommendations regarding our employment of independent accountants, the annual audit of our financial statements, and our internal controls, accounting practices and policies. The audit committee was formed on July 8, 1999 and held one meeting during the 2000 fiscal year. Our Board of Directors intends to fill Mr. Bohnett's seat on the audit committee following the annual meeting.

    - COMPENSATION COMMITTEE. The compensation committee currently consists of two directors, Messrs. Armstrong and Koontz. The compensation committee has responsibility for determining the nature and amount of compensation for our management and directors and for administering our employee benefit plans. The compensation committee was formed on July 8, 1999. The committee held one meeting and acted by written consent one time during the 2000 fiscal year. Our Board of Directors intends to fill Mr. Koontz' seat on the compensation committee following the annual meeting.

DIRECTOR COMPENSATION

    Our directors receive no cash remuneration for serving on the Board of Directors or any board committee. Under our 1999 Stock Incentive Plan, non-employee directors may receive option grants and other equity incentives pursuant to the director fee option grant programs. Employee directors are also eligible to receive stock option grants and direct issuances of common stock under our 1999 Stock Incentive Plan. None of our directors received any option grants or equity incentives in connection with their participation on our Board of Directors during the 2000 fiscal year. If elected, Mr. Berglass will be granted an option to purchase 120,000 shares of our common stock at a price equal to the fair market value of our common stock on the date of grant. One-third of the option will vest on each anniversary of the date of grant for three years provided Mr. Berglass remains on our Board of Directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEE LISTED ABOVE.

             PROPOSAL TWO: RATIFICATION OF INDEPENDENT ACCOUNTANTS

    Our Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, our independent accountants for the 2000 fiscal year, to serve in the same capacity for the fiscal year ending June 30, 2001, and is asking the stockholders to ratify this appointment. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS OUR INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2001.

                                 OTHER MATTERS

    We do not know of any matters to be presented at the annual meeting other than those mentioned in this proxy statement. If any other matters are properly brought before the annual meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

                            OWNERSHIP OF SECURITIES

    The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of September 21, 2000, by
(i) each person who, to our knowledge, beneficially owns 5% or more of the outstanding shares of our common stock, (ii) each of our directors and nominees for director, (iii) each named executive officer (as listed in the summary compensation table), and (iv) all current directors and executive officers as a group. As of September 21, 2000, we had 124,883,548 shares of common stock outstanding.

                                                                 SHARES       PERCENTAGE
                                                              BENEFICIALLY    BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                             OWNED       OWNERSHIP(1)
------------------------------------                          ------------   ------------
Mark R. Goldston(2).........................................    5,307,697         4.3

Ronald T. Burr(3)...........................................    3,101,332         2.5

Charles S. Hilliard(4)......................................    1,130,000           *

Perri S. Procida(5).........................................      100,946           *

Frederic A. Randall, Jr.(6).................................      904,135           *

Bill Gross(7)...............................................   23,322,766        18.7

James T. Armstrong(8).......................................   17,949,274        14.4

Jennifer S. Fonstad(9)......................................   15,050,677        12.1

Paul G. Koontz(10)..........................................    5,321,674         4.3

David C. Bohnett............................................      306,870           *

Robert Berglass.............................................        2,000           *

Entities affiliated with Bill Gross(11).....................   22,917,100        18.4
  130 West Union Street
  Pasadena, CA 91103

Entities affiliated with Draper Fisher Jurvetson Management
  Company V, LLC(12)........................................   15,050,677        12.1
  400 Seaport Court, Suite 350
  Redwood City, CA 94063

Entities affiliated with Foundation Capital
  Management II, LLC(13)....................................    5,010,172         4.0
  70 Willow Road, Suite 200
  Menlo Park, CA 94025

QUALCOMM Incorporated.......................................   11,499,627         9.2
  5775 Morehouse Drive
  San Diego, CA 92121

CPQ Holdings, Inc.(14)......................................    7,465,000         6.0
  20555 State Highway 249
  Houston, TX 77070

All directors and executive officers as a group(15)
  (13 persons)..............................................   57,954,144        46.4

------------------------

   * Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are currently exercisable, or will become exercisable within 60 days of September 21, 2000, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Similarly, shares of common stock granted as part of a restricted stock award which have been issued, or will be issued within 60 days of September 21, 2000, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is our address at 2555 Townsgate Road, Westlake Village, California 91361.

 (2) Includes (i) 65,831 shares owned by Mr. Goldston; (ii) 4,376,383 shares owned by the Mark and Nancy Jane Goldston Family Trust dated November 8, 1997, over which Mr. Goldston exercises voting power, as trustee;
     (iii) 800,000 shares owned by the Larkspur Independent Trust, of which Mr. Goldston is the beneficiary; and (iv) 65,483 restricted shares which will be issued to Mr. Goldston within 60 days of September 21, 2000 pursuant to the restricted stock award made to him in July 2000.

 (3) Includes (i) 2,657,166 shares owned by Mr. Burr; (ii) 440,000 shares owned by the Double G Trust, of which Mr. Burr is the beneficiary; and
     (iii) 4,166 restricted shares which will be issued to Mr. Burr within 60 days of September 21, 2000 pursuant to the restricted stock award made to him in July 2000.

 (4) Includes (i) 880,000 shares owned by Mr. Hilliard; (ii) 240,000 shares owned by the Pacific Independent Trust, of which Mr. Hilliard is the beneficiary; and (iii) 10,000 restricted shares which will be issued to Mr. Hilliard within 60 days of September 21, 2000 pursuant to the restricted stock award made to him in July 2000.

 (5) As Ms. Procida has not been employed by us since September 8, 2000, the information provided is based upon the information we had regarding
     Ms. Procida's beneficial ownership as of that date.

 (6) Includes (i) 895,385 shares owned by Mr. Randall and (ii) 8,750 restricted shares which will be issued to Mr. Randall within 60 days of September 21, 2000 pursuant to the restricted stock award made to him in July 2000.

 (7) Includes (i) 76,878 shares owned by Mr. Gross; (ii) 328,789 shares owned by Bill Gross idealab!; and (iii) 22,917,100 shares owned by affiliates of idealab! Capital Management I, LLC and idealab! Holdings, L.L.C, as set forth in note (11) below. Mr. Gross is a managing member of both idealab! Capital Management I, LLC and idealab! Holdings, L.L.C., and as such may be deemed to exercise voting and investment power over such shares. Mr. Gross disclaims beneficial ownership of such shares, except to the extent of his proportionate interest therein.

 (8) Includes (i) 7,656,280 shares owned by idealab! Capital Partners I-A, L.P. and (ii) 10,292,994 shares owned by idealab! Capital Partners I-B, L.P. Mr. Armstrong is a managing director of each of these entities and disclaims beneficial ownership of such shares, except to the extent of his proportionate interest therein.

 (9) Includes 15,050,677 shares owned by entities affiliated with Draper Fisher Jurvetson, as set forth in note (12) below. Ms. Fonstad is a partner of Draper Fisher Jurvetson and disclaims beneficial ownership of such shares, except to the extent of her proportionate interest therein.

 (10) Includes (i) 247,726 shares owned by the Koontz Revocable Trust;
      (ii) 63,776 shares owned by Koontz Investments, LP; and (iii) 5,010,172 shares owned by entities affiliated with Foundation Capital Management II, LLC, as set forth in note (13) below. Mr. Koontz is a member of Foundation Capital Management II, L.L.C. and disclaims beneficial ownership of shares owned by entities affiliated with Foundation Capital Management II, L.L.C., except to the extent of his proportionate interest therein.

 (11) Includes (i) 7,656,280 shares owned by idealab! Capital Partners I-A, L.P.; (ii) 10,292,994 shares owned by idealab! Capital Partners I-B, L.P.; and (iii) 4,967,826 shares owned by idealab! Holdings, L.L.C. idealab! Capital Management I, LLC is the general partner of both idealab! Capital Partners I-A, L.P. and idealab! Capital Partners I-B, L.P. In addition, Bill Gross is a managing member of both idealab! Capital Management I, LLC and idealab! Holdings, L.L.C. and is therefore deemed to exercise voting and investment power over such shares.

 (12) Includes (i) 13,921,876 shares owned by Draper Fisher Jurvetson Fund V, L.P. and (ii) 1,128,801 shares owned by Draper Fisher Jurvetson Partners V, LLC. Draper Fisher Jurvetson Management Company V, LLC is the general partner of Draper Fisher Jurvetson Fund V, L.P. and the manager of Draper Fisher Jurvetson Partners V, LLC and is therefore deemed to exercise voting and investment power over such shares.

 (13) Includes (i) 4,764,496 shares owned by Foundation Capital II, L.P.;
      (ii) 163,784 shares owned by Foundation Capital II Entrepreneurs Fund, LLC; and (iii) 81,892 shares owned by Foundation Capital II Principals Fund, LLC. Foundation Capital Management II, LLC is the general partner of Foundation Capital II, L.P. and the manager of both Foundation Capital II Entrepreneurs Fund, LLC and Foundation Capital II Principals Fund, LLC and is thus deemed to exercise voting and investment power over such shares.

 (14) Includes 7,465,000 shares owned by CPQ Holdings, Inc., an affiliate of Compaq Computer Corporation.

 (15) Includes 2,053 shares of common stock subject to options exercisable within 60 days of September 21, 2000 and 100,898 shares of restricted stock which will be issued within 60 days of September 21, 2000 pursuant to the restricted stock awards made in July 2000.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

    The following table sets forth certain information regarding all our executive officers as of September 21, 2000:

NAME                               AGE                       POSITIONS
----                               ---                       ---------
Mark R. Goldston...............     45      Chairman, Chief Executive Officer and
                                            Director

Ronald T. Burr.................     35      President and Director

Stacy A. Haitsuka..............     34      Senior Vice President, Technology

Charles S. Hilliard............     37      Senior Vice President, Finance and
                                            Chief Financial Officer

Frederic A. Randall, Jr........     43      Senior Vice President, General Counsel and
                                            Secretary

Robert J. Taragan..............     44      Senior Vice President, General Manager of
                                            CyberTarget

Brian Woods....................     40      Senior Vice President, Chief Marketing
                                            Officer

    The following is a brief description of the capacities in which each of the executive officers has served during the past five years. The biographies for Messrs. Goldston and Burr appear earlier in this proxy statement under the heading "Proposal One: Election of Directors."

    STACY A. HAITSUKA is a co-founder of NetZero and has been our Senior Vice President, Technology since March 1999. From July 1997 to March 1999,
Mr. Haitsuka was our Chief Technology Officer and a member of our Board of Directors. Mr. Haitsuka also served as our Secretary from July 1997 to May 1999. From May 1991 to September 1998, Mr. Haitsuka was the vice-president of Impact Software, a software consulting company that he co-founded. Prior to May 1991, Mr. Haitsuka held various positions relating to programming, image processing and business transactions at Security Pacific Automation Corporation. Mr. Haitsuka received his B.S. in Computer Science from California State University at Dominguez Hills.

    CHARLES S. HILLIARD has been our Senior Vice President, Finance and Chief Financial Officer since April 1999. Prior to joining NetZero, Mr. Hilliard served as an investment banker with Morgan Stanley Dean Witter & Co. from May 1994 to April 1999, most recently as a Principal in the Corporate Finance Department. From August 1990 to May 1994, he served in the Mergers & Acquisitions and Corporate Finance departments of Merrill Lynch & Co.
Mr. Hilliard served as a tax accountant with Arthur Andersen & Co. from September 1985 to July 1988 and was licensed as a Certified Public Accountant in January 1988. Mr. Hilliard received his B.S. in Business Administration from the University of Southern California and his M.B.A. with distinction from the University of Michigan.

    FREDERIC A. RANDALL, JR. has been our Senior Vice President and General Counsel since March 1999. Mr. Randall was appointed Secretary in May 1999. Prior to joining NetZero, Mr. Randall was a partner at Brobeck, Phleger & Harrison LLP from January 1991, and an associate from 1984 to December 1990. Mr. Randall received his B.A. in English Literature with distinction from the University of Michigan and his J.D., CUM LAUDE, from the University of San Francisco School of Law.

    ROBERT J. TARAGAN has been a Senior Vice President and General Manager of our CyberTarget Division since March of 2000. Prior to joining NetZero,
Mr. Taragan held various management positions with Nielsen Media Research for 21 years. His positions included Executive Vice President of Marketing and General Manager of Local Services. While at Nielsen he also established the Nielsen Sports Marketing Service, extending Nielsen's services to all major U.S. sports leagues. Mr. Taragan received his B.A. in Economics from Colgate University.

    BRIAN WOODS has been a Senior Vice President and our Chief Marketing Officer since December 1999. Mr. Woods served as Chairman and Chief Executive Officer of Aim TV, Inc. from May 1999 until we acquired Aim TV in December of 1999. Prior to his position with Aim TV, Mr. Woods was affiliated with Planet Hollywood from 1996 until 1998 as the President of the Entertainment Division for Planet Hollywood International. From 1988 to 1996, Mr. Woods was Executive Vice President and Chief Marketing Officer of Blockbuster Entertainment Group.
Mr. Woods was also Co-Chairman of the Viacom Marketing Council from 1993 to
1995.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning the compensation earned for services rendered during the 1999 and 2000 fiscal years by our Chief Executive Officer and each of the four other most highly compensated executive officers whose aggregate salary and bonus for the 2000 fiscal year were in excess of $100,000. The listed individuals are sometimes referred to herein as the "named executive officers."

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG TERM
                                                          ANNUAL COMPENSATION                COMPENSATION
                                             ---------------------------------------------   ------------
                                                                                              SECURITIES
                                              FISCAL                          OTHER ANNUAL    UNDERLYING
NAME AND PRINCIPAL POSITIONS                   YEAR      SALARY     BONUS     COMPENSATION    OPTIONS(1)
----------------------------                 --------   --------   --------   ------------   ------------
Mark R. Goldston...........................   2000      200,000    637,500          --         1,571,596
  Chairman and Chief Executive Officer        1999       56,154     70,383          --         6,286,383

Ronald T. Burr.............................   2000      150,000     93,750          --           100,000
  President                                   1999      102,542     25,000          --                --

Charles S. Hilliard........................   2000      140,000    122,171          --           240,000
  Senior Vice President, Finance              1999       21,538         --          --         1,200,000
  and Chief Financial Officer

Frederic A. Randall, Jr....................   2000      135,000    117,500          --           210,000
  Senior Vice President and                   1999       31,154         --          --         1,050,000
  General Counsel

Perri S. Procida(2)........................   2000      135,000     56,250          --           180,000
  Senior Vice President, Sales                1999       18,692         --          --           900,000

------------------------

(1) All of the options appearing in this table for the 2000 fiscal year were cancelled in July 2000. In connection with the cancellation of these options, each of the named executive officers received a restricted stock award for that number of shares equal to half of the shares subject to the cancelled option grant. The shares of our common stock subject to such award will vest and be issued in 12 successive equal quarterly installments beginning in August 2000. The stock award was made on July 7, 2000, when the closing price of our common stock on the Nasdaq National Market was $5.50 per share.

(2) Ms. Procida has not been employed by us since September 8, 2000.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table contains information concerning the stock options granted to the named executive officers during the 2000 fiscal year. All the grants were made under our 1999 Stock Incentive Plan. No stock appreciation rights were granted to the named executive officers during such fiscal year.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS
                                    ------------------------------------------------
                                                 % OF TOTAL                            POTENTIAL REALIZATION VALUE AT
                                    NUMBER OF     OPTIONS                                  ASSUMED ANNUAL RATES OF
                                    SECURITIES   GRANTED TO                             STOCK PRICE APPRECIATION FOR
                                    UNDERLYING   EMPLOYEES    EXERCISE                         OPTION TERM(2)
                                     OPTIONS     IN FISCAL    PRICE PER   EXPIRATION   -------------------------------
NAME                                GRANTED(1)      2000        SHARE        DATE            5%              10%
----                                ----------   ----------   ---------   ----------   --------------   --------------
Mark R. Goldston..................  1,571,596       22.0       $19.25      03/07/10     $19,026,089      $48,215,846

Ronald T. Burr....................    100,000        1.4        19.25      03/07/10       1,210,622        3,067,954

Charles S. Hilliard...............    240,000        3.4        19.25      03/07/10       2,905,493        7,363,090

Frederic A. Randall, Jr...........    210,000        3.0        19.25      03/07/10       2,542,307        6,442,704

Perri S. Procida..................    180,000        2.5        19.25      03/07/10       2,179,120        5,522,318

------------------------

(1) All of the options appearing in this table had the following vesting schedule: one-third of the grant was to vest in 48 equal monthly installments commencing on the date of grant, one-third of the grant was to vest in 48 equal monthly installments commencing on the first anniversary of the date of grant and one-third of the grant was to vest in 48 equal monthly installments commencing on the second anniversary of the date of grant. However, all of the options were cancelled in July 2000. In connection with the cancellation of these options, each of the named executive officers received a restricted stock award for that number of shares equal to half of the shares subject to the cancelled option grant. The shares of our common stock subject to such award will vest and be issued in 12 successive equal quarterly installments beginning in August 2000. The stock award was made on July 7, 2000, when the closing price of our common stock on the Nasdaq National Market was $5.50 per share.

(2) The 5% and 10% assumed rates of appreciation are prescribed by the rules and regulations of the Commission and do not represent our estimate or projection of the future trading prices of our common stock. Unless the market price of the common stock appreciates over the option term, no value will be realized from those option grants made to the named executive officers with an exercise price equal to the fair market value of the option shares on the grant date. Actual gains, if any, on stock option exercises are dependent on numerous factors, including, without limitation, our future performance, overall business and market conditions and the option holder's continued employment with us throughout the entire vesting period, which factors are not reflected in this table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR END VALUES

    The following table provides information with respect to the named executive officers, concerning the exercise of options during the 2000 fiscal year and unexercised options held by them at the end of that fiscal year. None of the named executive officers exercised any stock appreciation rights during the 2000 fiscal year and no stock appreciation rights were held by the named executive officers at the end of that year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR END VALUES

                                                          NUMBER OF SECURITIES       VALUE OF UNEXERCISED IN-THE-
                               SHARES                    UNDERLYING UNEXERCISED         MONEY OPTIONS AT FISCAL
                              ACQUIRED                         OPTIONS(2)                      YEAR END
                                 ON         VALUE      ---------------------------   -----------------------------
NAME                          EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                          --------   -----------   -----------   -------------   ------------   --------------
Mark R. Goldston............        0            --       32,741       1,538,855             --               --

Ronald T. Burr..............        0            --        2,083          97,917             --               --

Charles S. Hilliard.........        0            --        5,000         235,000             --               --

Frederic A. Randall, Jr.....        0            --        4,375         205,625             --               --

Perri S. Procida............  243,750    $1,739,885       22,500(3)      813,750(3)    $117,423       $4,246,799

------------------------

(1) Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for those shares.

(2) Except for a portion of the options listed for Ms. Procida, all of the options appearing in this table were cancelled in July 2000, as more fully described in footnote 1 to the previous table covering option grants in the last fiscal year.

(3) A portion of Ms. Procida's options set forth in this table were cancelled in July 2000. The portion that was cancelled is set forth in the previous table covering option grants in the last fiscal year.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
  ARRANGEMENTS

    EMPLOYMENT CONTRACTS

    Mark R. Goldston entered into a four-year employment agreement, effective as of March 20, 1999, under which Mr. Goldston serves as our Chief Executive Officer and Chairman. Under this agreement, Mr. Goldston receives a base salary of $200,000 per year or such greater amount as determined by our Board of Directors. During the first two years of the agreement, Mr. Goldston receives a guaranteed bonus of $200,000 per year, payable in four quarterly installments. Mr. Goldston received a signing bonus of $300,000 on January 1, 2000. In addition, we gave Mr. Goldston benefits that we make available to our employees in comparable positions, and we granted Mr. Goldston an immediately exercisable option to purchase 6,286,383 shares of our common stock at an exercise price per share of $0.10. Mr. Goldston exercised his option in full; however, the option shares are subject to repurchase by us at the price paid for his shares. Our repurchase right lapses monthly in 48 equal installments. If Mr. Goldston's employment is terminated by us without cause, or if following a change in control of NetZero Mr. Goldston resigns for specified reasons, he will be entitled to receive a $1,000,000 lump sum severance payment. In addition, if Mr. Goldston's employment is terminated without cause, all of his shares will vest. Mr. Goldston will also be credited with an additional 24 months of vesting on his option shares in the event his employment is terminated by reason of death or permanent disability. Mr. Goldston's option shares automatically vest upon a change in control of NetZero.

    Charles S. Hilliard entered into a four-year employment agreement, effective as of April 17, 1999, under which Mr. Hilliard serves as Senior Vice President, Finance and Chief Financial Officer. Pursuant to this agreement, Mr. Hilliard receives a base salary of $140,000 (or such greater amount as determined by our Board of Directors) plus a performance-based bonus of up to 50% of his base salary. In addition, we gave Mr. Hilliard benefits that we make available to our employees in comparable positions, and we granted Mr. Hilliard an immediately exercisable option to purchase 1,200,000 shares of our common stock at a price per share of $0.33. Mr. Hilliard exercised his option in full; however, such option shares are subject to repurchase by us at the price paid for his shares. Our repurchase right lapses with respect to 25% of the option shares upon the one-year anniversary of Mr. Hilliard's employment and with respect to the remaining 75% of the option shares over 36 equal monthly installments thereafter. We also agreed to sell to Mr. Hilliard, and Mr. Hilliard purchased, 225,000 shares of our Series D preferred stock at a price per share of $1.84. Mr. Hilliard's employment is subject to termination at any time by him or by us. If Mr. Hilliard's employment is terminated without cause, he will be entitled to receive a lump sum payment of $280,000 and shall be credited with an additional 12 months of vesting on his option shares. Mr. Hilliard will also be credited with an additional 12 months of vesting on his option shares in the event his employment is terminated by reason of death or permanent disability. If, following a change in control, Mr. Hilliard's employment is terminated without cause or is constructively terminated, all of the option shares shall vest immediately.

    Frederic A. Randall, Jr. entered into a four-year employment agreement, effective as of March 20, 1999, pursuant to which Mr. Randall serves as a Senior Vice President and our General Counsel. Under this agreement, Mr. Randall receives a base salary of $135,000 (or such greater amount as determined by our Board of Directors) plus a performance-based bonus of up to 50% of his base salary. In addition, we gave Mr. Randall benefits that we make available to our employees in comparable positions, and we granted Mr. Randall an immediately exercisable option to purchase 1,050,000 shares of our common stock at a price per share of $0.10. Mr. Randall exercised his option in full; however, the option shares are subject to repurchase by us at the price paid for his shares. Our repurchase right lapses with respect to 25% of the option shares upon the one-year anniversary of Mr. Randall's employment and with respect to the remaining 75% of the option shares over 36 equal monthly installments thereafter. Mr. Randall's employment is subject to termination at any time by him or by us. If Mr. Randall's employment is terminated without cause, he will be entitled to receive a lump sum payment of $270,000 and shall be credited with an additional 12 months of vesting on his option shares. Mr. Randall will also be credited with an additional 12 months of vesting on his option shares in the event his employment is terminated by reason of death or permanent disability. If, following a change in control, Mr. Randall's employment is terminated without cause or is constructively terminated, all of the option shares shall vest immediately.

    Robert J. Taragan entered into an employment arrangement with us effective as of February 18, 2000, pursuant to which Mr. Taragan serves as a Senior Vice President and General Manager of our CyberTarget division. Mr. Taragan receives a base salary of $150,000 (or such greater amount as determined by our Board of Directors) plus a performance-based bonus of up to 50% of his base salary.
Mr. Taragan received a signing bonus of $60,000. In addition, we gave
Mr. Taragan benefits that we make available to our employees in comparable positions, and we granted Mr. Taragan an option to purchase 150,000 shares of our common stock at a price per share of $23.50. Twenty-five percent of the option vests on the one-year anniversary of Mr. Taragan's employment and the remaining 75% vests in 36 equal monthly installments thereafter. On July 12, 2000, we granted Mr. Taragan two additional options, each for 75,000 shares of our common stock at an exercise price per share of $5.50. Twenty-five percent of the first option vests on the one-year anniversary of the date of grant and the remaining 75% of the first option vests in 36 equal monthly installments thereafter. Twenty-five percent of the second option vests on the six-month anniversary of the date of grant and the remaining 75% of the second option vests in 36 equal monthly installments thereafter. Mr. Taragan's employment is subject to termination at any time by him or by us. If Mr. Taragan's employment is terminated without cause, he will be entitled to receive a lump sum payment of $90,000.

    Brian Woods entered into a four-year employment agreement, effective as of December 1, 1999, pursuant to which Mr. Woods serves as a Senior Vice President, Chief Marketing Officer. Under this agreement, Mr. Woods receives a base salary of $150,000 (or such greater amount as determined by our Board of Directors) plus a performance-based bonus of up to 50% of his base salary. In addition, we gave Mr. Woods benefits that we make available to our employees in comparable positions, and we granted Mr. Woods an option to purchase 327,273 shares of our common stock at a price per share of $21.625. Twenty-five percent of the option vests on the one-year anniversary of Mr. Woods' employment and the remaining 75% vests in 36 equal monthly installments thereafter. On March 7, 2000, we granted Mr. Woods an additional option to purchase 75,000 shares of our common stock at an exercise price per share of $19.25 and on July 12, 2000, we granted
Mr. Woods an additional option to purchase 162,500 shares of our common stock at an exercise price per share of $5.50. Both options vest as follows: 25% vests on the one-year anniversary of the date of grant and the remaining 75% vests in 36 equal monthly installments thereafter. On July 12, 2000, Mr. Woods was also granted a restricted stock award of 100,000 shares of our common stock, which will vest and be issued in 12 successive equal quarterly installments beginning in August 2000. Mr. Woods' employment is subject to termination at any time by him or by us. If Mr. Woods' employment is terminated without cause, he will be entitled to receive a lump sum payment of $150,000.

    CHANGE IN CONTROL

    Our 1999 Stock Incentive Plan includes change in control provisions which may result in the accelerated vesting of outstanding option grants and stock issuances:

    - In the event that we are acquired by merger or asset sale, each outstanding option under the discretionary option grant program (as well as each outstanding option granted under one of our predecessor stock option/stock issuance plans) which is not to be assumed by the successor corporation will immediately become exercisable for all the option shares, and all outstanding unvested shares will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation.

    - The compensation committee will have complete discretion to grant one or more options which will become exercisable for all the option shares in the event those options are assumed in the acquisition but the optionee's service with us or the acquiring entity is subsequently terminated. The vesting of any outstanding shares under our 1999 Stock Incentive Plan may be accelerated upon similar terms and conditions.

    - The compensation committee may grant options and structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a successful tender offer for more than fifty percent of our outstanding voting stock or a change in the majority of our board through one or more contested elections. Such accelerated vesting may occur either at the time of such transaction or upon the subsequent termination of the individual's service.

    - With respect to options granted under our predecessor stock option/stock issuance plans, any options which are assumed will vest in whole or in part on an accelerated basis upon an involuntary termination of the optionee's employment within 12 months after the acquisition. For certain executive officers, all the shares subject to their options will vest on such an involuntary termination of their employment. The number of option shares which will vest on such an accelerated basis for other optionees will be equal to two times the number of option shares in which the optionee is already vested at the time of such involuntary termination or, if greater, the number of option shares in which the optionee would have vested had his or her employment continued for an additional year.

    We granted restricted stock awards to certain employees in July 2000. The shares of our common stock subject to such awards will vest and be issued in 12 successive equal quarterly installments beginning in August 2000. Upon a change of control, the vesting of such shares will be accelerated under the same circumstances and to the same extent as such employee's options, unless the change of control occurs during a time when our insider trading policy prohibits the employee from trading, in which instance the vesting will not accelerate until the earlier of the date the employee is not prohibited from trading and February 15 of the year following the change of control.

10b5-1 SELLING PLANS

    As a result of the recent clarifications in the insider trading laws and in particular, the promulgation of Rule 10b5-1, certain of our officers have entered into selling plans for sales of our common stock during the 2000 fiscal year and the 2001 fiscal year. These selling plans are on file with our corporate Secretary.

MANAGEMENT INDEBTEDNESS

    In March 1999, Mr. Goldston exercised an option to purchase 6,286,383 shares of our common stock granted to him in connection with his employment for a purchase price of $628,638. The purchase price for the common stock was paid with a note payable to us for the entire amount. The note bears interest at a rate of 4.83% per annum and becomes due and payable on March 20, 2004. The amount outstanding on the note as of June 30, 2000 was $487,000 and the largest aggregate amount of indebtedness outstanding at any time during the 2000 fiscal year on the note was $653,000.

    In April 1999, Mr. Hilliard exercised an option to purchase 1,200,000 shares of our common stock granted to him in connection with his employment for a purchase price of $400,000. The purchase price for the common stock was paid with a note payable to us for the entire amount. The note bears interest at a rate of 5.28% per annum and becomes due and payable on April 16, 2004. The amount outstanding on the note as of June 30, 2000 was $306,000 and the largest aggregate amount of indebtedness outstanding at any time during the 2000 fiscal year on the note was $421,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The compensation committee currently consists of Messrs. Armstrong and Koontz. Neither of these individuals was an officer or employee of the company at any time during the 2000 fiscal year or at any other time. No current executive officer of the company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or compensation committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    It is the duty of the compensation committee to review and make recommendations to the Board of Directors regarding the salaries and bonuses of our executive officers, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The compensation committee has the duty and authority to administer our equity incentive plans. The committee was formed in July 1999; however, decisions regarding the compensation of our executive officers for the 2000 fiscal year were made by the Board of Directors prior to the formation of the compensation committee.

    The compensation committee believes that the compensation programs for the company's executive officers should reflect the company's performance and the value created for our stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the company and should reward individual contributions to the company's success. The company is engaged in a very competitive industry, and its success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

    GENERAL COMPENSATION POLICY. The compensation committee's policy is to provide the executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the company and their contribution to that performance, and that are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary,
(ii) annual variable incentive awards, and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and our stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the company's financial performance and stock price appreciation rather than base salary.

    FACTORS. The principal factors that were taken into account in establishing each executive officer's compensation package for the 2000 fiscal year are described below. The compensation committee may, however, in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

    BASE SALARY. The base salary for each executive officer is established on the basis of each individual's personal performance and internal alignment considerations. The compensation committee's policy is to target base salary levels at or below the median of the estimated base salary levels paid for similar positions at peer companies to reflect the fact that each executive officer's overall compensation is primarily composed of an equity interest in the company. The philosophy behind this strategy is to have a substantial portion of each executive officer's total compensation tied to the company's performance and stock price appreciation in order to create a greater incentive to create value for our stockholders.

    ANNUAL INCENITVES. The annual incentive bonus for each executive officer is based on a percentage of each individual's base pay, but is adjusted to reflect the actual financial performance of the company in comparison to the company's business plan as well as the individual officer's performance. Based on these factors, bonuses were awarded to the executive officers named in the Summary Compensation Table in the indicated amounts.

    LONG-TERM INCENTIVES. Each stock option grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of our common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in a series of installments over a four-year period, contingent upon the officer's continued employment with the company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the company during the vesting period, and then only if the market price of the shares appreciates over the option term.

    The size of the option grant to each executive officer is set by the compensation committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The compensation committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The compensation committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

    CEO COMPENSATION. Mr. Goldston joined us in March of 1999. At that time, we were private and at a very early stage. We entered into a two year employment agreement with Mr. Goldston that provided a below market salary and a significant equity component. The equity component was necessary to attract an executive of Mr. Goldston's experience to a company that was in the early stages and had minimal capital. While Mr. Goldston's equity component will continue to be the most significant portion of his compensation package, the compensation committee believes that his base salary, as well as the base salary of other executive officers, will be increased going forward to more closely reflect the increased maturity of the company. Because Mr. Goldston holds a significant equity stake in the company, the compensation committee believes that he has a significant incentive to continue contributing to our financial success.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation, whether payable in cash or stock, exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to our executive officers for the 2000 fiscal year did not exceed the $1 million limit per officer, and the compensation committee does not anticipate that any non-performance-based compensation payable in cash to the executive officers for the 2001 fiscal year will exceed that limit. The 1999 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. However, the restricted shares issued under that plan in July 2000 in cancellation of outstanding underwater options will not qualify as performance-based compensation, and the deductibility of the compensation (which will be deemed paid by us as the shares subject to those awards vest and are issued in quarterly installments) will be subject to the $1 million limitation. The compensation deemed paid by us on each such quarterly vesting date will be equal to the market price of the shares vesting on that date. Because it is unlikely that the actual cash compensation payable to any of our executive officers in the foreseeable future will approach the $1 million limit, the compensation committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the executive officers. The compensation committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

    It is the opinion of the compensation committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the interests of each executive officer and the interests of the company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

    Submitted by the compensation committee of the Board of Directors:

                                          JAMES T. ARMSTRONG
                                          PAUL G. KOONTZ

STOCK PERFORMANCE GRAPH

    The graph depicted below shows a comparison of cumulative total stockholder returns for the company, the Nasdaq Stock Market (U.S.) Index and a self-constructed index of a peer group consisting of the following companies: GoTo.com, Inc., Ask Jeeves, Inc., MP3.com, Inc., iVillage Inc., and 24/7 Media, Inc.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        COMBINED INDEX  NETZERO INDEX  NASDAQ INDEX
Sep-99         100.000        100.000       100.000
Dec-99         135.125        168.363       148.493
Mar-00          87.310         95.300       166.867
Jun-00          36.653         32.619       144.727

    The graph covers the period from September 23, 1999, the date of our initial public offering, to June 30, 2000. The graph assumes that $100.00 was invested in our common stock on September 23, 2000 at the initial public offering price of $16.00 per share and in each index, and that all dividends were reinvested. No cash dividends have been declared on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

    This graph and the compensation committee report are not considered proxy solicitation material and are not deemed filed with the Commission. Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act or the Exchange Act that might incorporate our future filings, neither the preceding graph nor the compensation committee report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any of our future filings made under those statutes.

CERTAIN TRANSACTIONS

    Since June 30, 1999, there has not been any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $60,000 and in which any director, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the transactions described below.

    During the 2000 fiscal year, idealab! and its affiliates purchased $4,300,000 in banner advertisements from us. idealab!, including its affiliates, is one of our major stockholders and Bill Gross, one of our directors, is also a director and major stockholder of idealab!.

INDEMNIFICATION AGREEMENTS

    In addition to the indemnification provisions contained in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, we have entered into separate indemnification agreements with each of our directors and officers. These agreements require that we, among other things, indemnify each director and officer against expenses (including attorneys' fees), judgments, fines and settlements paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the company (other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by us.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Commission. Executive officers, directors and greater-than-ten-percent holders are required to furnish us with copies of all of the forms that they file.

    Based solely on our review of these reports or written representations from certain reporting persons, we believe that during the 2000 fiscal year, all filing requirements applicable to our officers, directors, greater-than-ten-percent beneficial owners and other persons subject to
Section 16(a) of the Exchange Act were complied with, except that Mr. William Elkus, deemed to be a greater-than-ten-percent beneficial owner, filed a late Form 3 upon his becoming a greater-than-ten-percent beneficial owner and Mr. Burr filed one late Form 4 covering one transaction.

ANNUAL REPORT

    Each stockholder receiving this proxy statement will also be provided with a copy of our Annual Report to Stockholders. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

FORM 10-K; AVAILABLE INFORMATION

    We filed an Annual Report on Form 10-K with the Commission on September 28, 2000. Stockholders may obtain a copy of this report, free of charge, by writing to our corporate Secretary at NetZero, Inc., 2555 Townsgate Road, Westlake Village, California 91361. Our filings with the Commission may be inspected at the offices of the Securities and Exchange Commission located in Washington, D.C., New York, New York and Chicago, Illinois. Documents filed electronically with the Commission may also be accessed through the website maintained by it at: www.sec.gov.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          OF NETZERO, INC.

                                          /s/ FREDERIC A. RANDALL, JR.

                                          Frederic A. Randall, Jr.
                                          SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                          AND SECRETARY

Westlake Village
October 25, 2000

                                 NETZERO, INC.
                                     PROXY

                                  COMMON STOCK

               ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 16, 2000

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NETZERO, INC.

    The undersigned revokes all previous proxies, acknowledges receipt of the notice of the annual meeting of stockholders and the proxy statement, and appoints Frederic A. Randall, Jr. and Charles S. Hilliard, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of NetZero, Inc. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the annual meeting of stockholders to be held at the Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California 90067, on November 16, 2000 at 10:00 a.m. Pacific time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

1. To elect one director to serve until the 2003 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

       Robert Berglass       / /  FOR      / /  WITHHOLD AUTHORITY TO VOTE

2. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of NetZero, Inc. for the fiscal year ending June 30, 2001.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

The Board of Directors recommends a vote IN FAVOR OF the director listed above and a vote IN FAVOR OF each of the listed proposals. This proxy, when properly executed, will be voted as specified above. If no specification is made, this proxy will be voted IN FAVOR OF the election of the director listed above and IN FAVOR OF the other proposals.

Please print the name(s) appearing on each share
certificate(s) over which you have voting authority:
------------------------------------------------------------------------
                                         (Print name(s) on certificate)

Please sign your name:
------------------------------------------------------------
                            (Authorized Signature(s))
Date:
------------------------------

/ / I PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS.